                        Exhibit 99.1

JLL Income Property Trust
Acquires Premier Apartment Community in Suburban Denver
Chicago (September 2, 2021) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with more than $4.5 billion in portfolio assets, announced today the acquisition of The Preserve at the Meadows, a garden-style apartment community in Fort Collins, Colorado. The purchase price was approximately $61 million, and brings the portfolio’s total residential allocation to nearly $1.8 billion, or 41 percent of total assets.

“This addition to our growing residential portfolio fits extremely well with our strategy to invest in well-located communities with strong demand drivers and high barriers to entry for new competition,” said Allan Swaringen, JLL Income Property Trust President and CEO. “Given its proximity to Colorado State University and the Denver metro area we believe The Preserve will continue to see growing tenant demand and higher occupancies, making this an attractive, long-term investment for our diversified portfolio.”

Located 50 miles north of Denver along I-25, Fort Collins is the No. 3-ranked market by LaSalle Research & Strategy on its most recent Small Apartment Market Analysis owing to Fort Collins’s limited construction pipeline, strong long-term vacancy rate of just 4.3 percent (15-year average) and annualized rent growth of 4 percent over the last 15 years. This market’s vacancy rate and rent growth are 1.2 percent and 1.6 percent better than the US average, respectively. The city benefits from a strong labor market, bolstered by Colorado State University, which drives demand for well-located highly-amenitized apartment communities. The property is currently 97 percent leased. The Preserve is also located in an A-rated school district, according to Niche.com, and benefits from several walkable retail amenities.
JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.
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About Jones Lang LaSalle Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, office and grocery-anchored retail properties

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located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $73 billion of assets in private and public real estate property and debt investments as of Q1 2020. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com, and LinkedIn.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email:    scott.sutton@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com

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